Exhibit 21.1

The GEO Group, Inc. Subsidiaries

Australasian Correctional Investment Pty, Ltd. (AUS)

Australasian Correctional Services Pty. Ltd. (AUS)

B.I. Incorporated (CO)

Behavioral Holding Corp. (DE)

Behavioral Acquisition Corp. (DE)

BI Mobile Breath, Inc. (DE)

BII Holding Corporation (DE)

BII Holding I Corporation (DE)

B.I. Puerto Rico, Inc. (PR)

Canadian Correctional Management, Inc. (CAN)

Correctional Properties, LLC (DE)

Correctional Properties Prison Finance LLC (DE)

Correctional Services Corporation, LLC (DE)

CPT Limited Partner, LLC (DE)

CPT Operating Partnership L.P. (DE)

CSC of Tacoma LLC (DE)

GEO Acquisition II, Inc. (DE)

GEO Amey PECS, Ltd. (UK)

GEO Australasia Pty, Ltd. (AUS)

GEO Australia Management Services Pty, Ltd. (AUS)

GEO Care LLC (DE)

GEO CC1, Inc. (DE)

GEO CC2, Inc. (DE)

GEO CC3, Inc. (DE)

GEO Corrections and Detention, LLC (FL)

GEO Corrections Holdings, Inc. (FL)

GEO Custodial Ltd. (Mauritius)

GEO Design Services, Inc. (FL)

GEO/FL/01, Inc. (FL)

GEO/FL/02, Inc. (FL)

GEO/FL/03, Inc. (FL)

GEO Holdings I, Inc. (DE)

GEO International Holdings, LLC (DE)

GEO International Services, Inc. (DE)

GEO MCF LP, LLC (DE)

GEO Operations, LLC (FL)

GEO /DEL/R/02, Inc. (DE)

GEO/DEL/T/02, Inc. (DE)

GEO RE Holdings LLC (DE)

GEO Reentry Services, LLC (FL)

GEO Reentry Services of Alaska, Inc. (AK)

GEO Reentry, Inc. (DE)

GEO Transport, Inc. (FL)

Highpoint Investments, LLC (DE)

MCF GP, LLC (DE)

Miramichi Youth Center Management, Inc. (CAN)

Municipal Corrections Finance, L.P. (DE)

Pacific Rim Employment Pty, Ltd. (AUS)

Protocol Criminal Justice, Inc. (FL)

Public Properties Development and Leasing LLC (DE)

South African Custodial Holdings Pty Ltd. (SA)

South African Custodial Management Pty, Ltd. (SA)

South African Custodial Services (Louis Trichardt) Pty, Ltd. (SA)

The GEO Group Australasia Pty, Ltd. (AUS)

The GEO Group Australia Pty, Ltd. (AUS)

The GEO Group Ltd. (UK)

The GEO Group UK Ltd. (UK)

Wackenhut Corrections Corporation N.V. (Netherlands Antilles)

WCC Development, Inc. (FL)

WCC Financial, Inc. (DE)

Cornell Abraxas Group, Inc. (DE)

Cornell Abraxas Group OS, LLC (FL)

CCG I, LLC (DE)

Cornell Companies Inc. (DE)

Cornell Companies of California OS, LLC (DE)

Cornell Companies of Texas OS, LLC (DE)

Cornell Corrections Management, LLC (DE)

Cornell Corrections of Alaska, Inc. (AK)

Cornell Corrections of California, Inc. (CA)

Cornell Corrections of Rhode Island, Inc. (DE)

Cornell Corrections of Texas, Inc. (DE)

Cornell Interventions, Inc. (IL)

Cornell Interventions OS, LLC (DE)

Correctional Systems, LLC (DE)

Sentencing Concepts, Inc. (CA)

WBP Leasing, LLC (DE)

GEO Ravenhall Holdings Pty Ltd (AUS)

GEO Ravenhall Trust (AUS)

GEO Ravenhall Pty Ltd (AUS)

GEO Ravenhall Finance Holding Trust (AUS)

GEO Ravenhall Finance Holdings Pty Ltd (AUS)

GEO Ravenhall Finance Trust (AUS)

GEO Ravenhall Finance Pty Ltd (AUS)

Ravenhall Finance Co Pty Limited (AUS)

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